UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 15, 2004

BROCADE COMMUNICATIONS SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25601	77-0409517

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1745 Technology Drive
San Jose, CA 95110
(Address of principal executive offices, including zip code)

408-333-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement

On December 15, 2004, Brocade Communication Systems, Inc. (the “Company”) paid cash bonuses to the Company’s executive officers based on the achievement of performance goals set forth in the Company’s Senior Leadership Plan for fiscal year 2004, which was approved by the Compensation Committee of the Company’s Board of Directors. The bonus amounts paid to the individual executive officers were determined based on the actual operating margin performance in addition to other Company and departmental financial, strategic and operational metrics, including revenue, product development and planning, and reduction in functional operating expenses. The specific bonus amounts paid to the Company’s executive officers for fiscal year 2004 were as follows: Greg Reyes ($344,824), Antonio Canova ($151,750), Don Jaworski ($177,381), and Michael Klayko ($195,230).

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.
Date: December 17, 2004	By:	/s/ Antonio Canova
Antonio Canova
Chief Financial Officer and Vice President, Administration

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